Exhibit 23.1

SS Accounting & Auditing, Inc.

8705 Havenwood Trail

Plano, TX 75024

Phone: + (817) 437-9479

E- Mail: saimasayani@sscpafirm.com

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated June 29, 2022, related to the financial statements of BlueOne Card, Inc. as of March 31, 2022 and 2021 and for the years then ended. We also consent to the reference to us in the “Experts” section of the Registration Statement.

/s/ SS Accounting & Auditing Inc.

Firm ID: 6717

Plano, TX

September 28, 2022